UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Litman Gregory Funds Trust

(Exact name of registrant as specified in its charter)

Delaware	83-2365213
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1676 N. California Blvd., Suite 500, Walnut Creek, California	94596
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of iM DBi Managed Futures Strategy ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: File No. 811-07763 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares (the “Shares”) of iM DBi Managed Futures Strategy ETF (the “Fund”), a series of the Litman Gregory Funds Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 105 the Trust’s Registration Statement under the Securities Act of 1933 (the “Securities Act”) on Form N-1A filed with the Securities and Exchange Commission (the “Commission”) on August 17, 2021 (Commission File No. 333-10015), which description is incorporated herein by reference as filed with the Commission, including any forms of prospectuses filed by the Trust pursuant to Rule 497 under the Securities Act.

The Shares to be registered hereunder have been approved for listing on the NYSE Arca, Inc. under the symbol “DBMF” for the iM DBi Managed Futures Strategy ETF.

Item 2. Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

September 8, 2021	Litman Gregory Funds Trust

	By:	/s/ John M. Coughlan

	Name:	John M. Coughlan

	Title:	Treasurer and Chief Compliance Officer of the Trust